UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/15/2008

NYFIX, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21324

Delaware	06-1344888
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

100 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

(646) 525-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 9, 2008, the Board of Directors (the Board) of NYFIX, Inc. (the Company) approved an amendment to the Company's 2008 Annual Incentive Plan (the AIP Plan) to permit annual incentive awards for all Company employees in the form of cash and or equity, in such proportion as determined at the sole discretion of the Compensation Committee of the Board. Prior to this amendment, the AIP Plan provided for cash awards only.

The 2008 AIP is in effect for the period from January 1, 2008 through December 31, 2008. Eligible employees have individual bonus targets, adjustable based upon the Company's overall financial performance against annually approved revenue and operating EBITDA targets. Achievement of key company, functional-divisional and individual performance objectives will determine the individual bonus payouts.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, Inc.

Date: December 15, 2008	By:	/s/ Annemarie Tierney
Annemarie Tierney
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended 2008 Annual Incentive Plan